Exhibit 99.1

Five Oaks Investment Corp. Announces Dividend Reinvestment and Direct Stock Purchase Plan

NEW YORK, May 12, 2015 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) (the "Company") today announced that its registration statement on S-3 for the Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") was declared effective at 5:30 PM on May 11, 2015. The Plan has two components: a dividend reinvestment component and a direct stock purchase component. The dividend reinvestment component allows existing stockholders of the Company's common stock to reinvest the cash dividends paid on the Company's common stock. The direct stock purchase component allows existing stockholders and new investors to purchase the Company's common stock through optional cash payments.

The Company has appointed American Stock Transfer & Trust Company, LLC ("AST") to serve as the administrator of the Plan. AST will purchase shares for the Plan either in the open market or in privately negotiated transactions with third parties, as described in the Plan. Stockholders and other persons may obtain a copy of the Plan prospectus and enrollment application by contacting AST at (800)-278-4353 if in the United States and Canada, or visiting AST's website at www.AmStock.com.

A stockholder or other interested investor may join the Plan at any time and will remain a participant until participation is terminated or all shares held in the participant's Plan account are sold. If a request specifying the reinvestment of dividends is received by AST at least three (3) business days before the record date of a dividend payment, reinvestment commences with that dividend payment. If the request is received after that date, reinvestment of dividends through the Plan may not begin until the dividend payment following the next record date.

"We have recently received a number of calls from our stockholders requesting a plan and I am glad we now are able to accommodate those requests," commented David Carroll, Chairman, President and CEO of the Company.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities. The offer is being made solely through the Plan prospectus.

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights, and mortgage-backed securities, including residential mortgage-backed securities and multi-family mortgage-backed securities. The Company continues to implement a strategy of transitioning to an operating company focused on credit while maintaining a relative value investment approach across the whole residential mortgage market. The Company's objective is to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

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CONTACT: Contact: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073